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                                                                     EXHIBIT 1.1


                 U.S. and International Underwriting Agreement

                                 July __, 2000

Roth Capital Partners, Inc.
Gruntal & Co., L.L.C.
     As Representatives of the Several U.S. Underwriters
c/o Roth Capital Partners, Inc.
12626 High Bluff Drive
Suite 370
San Diego, California 92130

WestLB Panmure Limited
New Broad Street House
35 New Broad Street
London EC2M 1SQ
United Kingdom

Ladies and Gentlemen:

          Introductory. Keryx Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as
      -------
defined below) and to the places procured by the International Underwriter (as defined below), shares of its common stock, $.001 par value per share (the "Common Shares"). It is understood that, subject to the conditions hereinafter
--------------
stated: (a) _____ Common Shares (the "U.S. Firm Shares") will be sold to the
                                      ----------------
several U.S. underwriters named in Schedule A hereto (the "U.S. Underwriters")
                                                           -----------------
in connection with the offering (the "U.S. Offering") and sale of such U.S. Firm
                                      -------------
Shares in the United States, and (b) _______ Common Shares (the "International
                                                                 -------------
Firm Shares") will be sold to WestLB Panmure Limited (the "International
-----------                                                -------------
Underwriter") in connection with the offering (the "International Offering" and,
-----------                                         ----------------------
together with the U.S. Offering, the "Offering") and sale of such International
                                      --------
Firm Shares outside the United States.  Roth Capital Partners, Inc. (the "U.S.
                                                                          ----
Lead Manager") and Gruntal & Co., L.L.C. (together with the U.S. Lead Manager,
------------
the "U.S. Representatives") shall act as the representatives of the several U.S.
     --------------------
Underwriters. The U.S. Representatives and the International Underwriter are hereinafter collectively referred to as the "Representatives." U.S. Lead Manager and the International Underwriter will also serve as the joint global coordinators of the Offering (the "Global Coordinators"). The U.S. Underwriters
                                   -------------------
and the International Underwriter are hereinafter collectively referred to as the "Underwriters."

          In addition, for the sole purpose of covering over-allotments from sale of the U.S. Firm Shares and the International Firm Shares, the Company proposes to issue and sell: (a) to the U.S. Underwriters, at the option of the U.S. Representatives, an aggregate of not more than ________ Common Shares (the "U.S. Option Shares"), and (b) to the International Underwriter, at the option
 ------------------
of the International Underwriter, an aggregate of not more than _____ Common Shares (the "International Option Shares"). The U.S. Firm Shares and the U.S.
             ---------------------------
Option Shares are hereinafter called the "U.S. Shares;" the International Firm
                                          -----------
Shares and the International Option Shares are hereinafter collectively referred to as the "International Shares;" the U.S. Firm
           --------------------

Shares and the International Firm Shares are hereinafter collectively referred to as the "Firm Shares;" the U.S. Option Shares and the International Option Shares are hereinafter collectively referred to as the "Option Shares." The U.S. Shares and the International Shares are hereinafter collectively referred to as the "Shares."

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No.
                 ----------
333-37402), which contains the form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares (it being understood that all of the Shares are being registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act")). Each such prospectus, subject to
                    --------------
completion, used in connection with such public U.S. Offering and International Offering is called a "preliminary prospectus." Such registration statement, as
                      ----------------------
amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act, including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company
     ----------------------
pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b)
                                                                -----------
Registration Statement," and from and after the date and time of filing of the
----------------------
Rule 462(b) Registration Statement the term "Registration Statement" shall
                                             ----------------------
include the Rule 462(b) Registration Statement. The form of prospectus relating to the Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act or, if no such filing
                   -----------
is required, as included in the Registration Statement, is called the "Prospectus." All references in this underwriting agreement (the "Agreement")
-----------                                                        ---------
to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").
  -----

     The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

     The Company hereby represents, warrants and covenants to each Underwriter as follows:

     (a) Compliance with Registration Requirements. (i) The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending, contemplated or threatened by the Commission.

     (ii) Each preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act and complied in all respects with the Public Offers of Securities Regulations 1995 (the "Pos Regs"), and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical

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to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule
462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and in all respects with the Pos Regs and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectuses, as of its date, and the Prospectus, each as amended or supplemented, as of its date and at all subsequent times through the 30th day after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, preliminary prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. The expert reports (the "Expert Reports") prepared by each of PA Consulting Group and Gill Jennings & Every, as of their date, each as amended or supplemented, as of their date and at all subsequent times through the 30th day after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) The Prospectus and the press announcement to be released on _____, 2000 announcing the Offering (the "Press Announcement") contain all
                                          ------------------
information required by, and the allotment and issue of the Shares and the issue of the Press Announcement and the issue and distribution of the Prospectus in the manner proposed will comply with, the Financial Services Act 1986 (the "FSA"), the Pos Regs, the rules and regulations of the London Stock Exchange and
 ---
all other applicable laws, rules and regulations of the United Kingdom and all other relevant jurisdictions.

          (iv) There are no contracts, agreements, instruments, leases, licenses, certifications or permits or other arrangements, whether written or oral, or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement, which have not been described or filed as required. The statements in the Registration Statement, preliminary prospectuses and the Prospectus summarizing the provisions of laws, rules, regulations, contracts, or other arrangements, whether written or oral, including, without limitation, the statements set forth under the captions "Risk Factors--We may be unable to obtain FDA or other regulatory approval for our drug candidates," "Business-Government Regulation" and "Business--Intellectual Property" accurately reflect the provisions of laws, rules, regulations, contracts, leases and other arrangements purported to be summarized and, to the Company's knowledge, there are no proposed amendments or additions to any such provisions of laws, rules, regulations, contracts, leases or other arrangements.

          (v) In light of the matters referred to in paragraph 9(3) of the Pos Regs, the Prospectus contains all such information as investors would reasonably require and reasonably

                                       3
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expect to find there for the purpose of making an informed assessment of the assets and liabilities, financial position, profits or losses and prospects of the Company and the rights attaching to the Common Shares.

     (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives four complete conformed (and four original) copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and each of the preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters. The Company has delivered one copy of the Prospectus to the registrar of companies (the "Registrar of Companies") in England and Wales in accordance with paragraph 4(2) of the Pos Regs.

     (c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the preliminary prospectuses, the Prospectus or the Registration Statement.

     (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (e) Authorization of the Shares to be Sold by the Company. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable. None of the shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

     (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offerings contemplated by this Agreement.

     (g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiary, considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and the Subsidiary, considered as one entity, have not incurred any liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any transaction or agreement not in the ordinary course of business; and (iii) there has been (A) no dividend or

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distribution of any kind declared, paid or made by the Company or its subsidiary on any class of capital stock, or (B) no repurchase or redemption by the Company or its subsidiary of any class of capital stock.

     (h) Independent Accountants. Somekh Chaikin (a member firm of KPMG International), who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiary, Keryx (Israel) Biopharmaceuticals Limited (the "Subsidiary"), filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

     (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and the Subsidiary as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The financial statements of the Company and the Subsidiary have been prepared in conformity with generally accepted accounting principles in the U.S. applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Information," "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

     The as adjusted condensed financial statements of the Company and the Subsidiary and the related notes thereto included under the captions "Prospectus Summary--Summary Consolidated Financial Information," "Selected Financial Data" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to such financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (j) Company's Accounting Systems. Each of the Company and the Subsidiary maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the U.S. and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (k) Subsidiaries of the Company. Except as otherwise disclosed in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiary.

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     (l) Incorporation and Good Standing of the Company and the Subsidiary. Each
of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

     (m) Capitalization of the Company's Subsidiary. All the outstanding shares of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and, all outstanding shares of capital stock of the Subsidiary are owned by the Company free and clear of any security interests, claims, liens or encumbrances.

     (n) No Prohibition from Paying Dividends or Making Other Distributions. The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company.

     (o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization." The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Underwriters will receive good and valid title to the Shares purchased by them, free and clear of all liens, claims, security interests, pledges, charges, encumbrances and other defects of title. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or the Subsidiary other than those accurately described in the Prospectus. The description of the Company's stock option and other stock plans and arrangements, and the options or other rights granted thereunder, in each case as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (p) Stock Exchange Listing. The Shares have been approved for inclusion on The Nasdaq National Market ("Nasdaq") and AIM, subject only to official notice of issuance.

     (q) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (and which have been obtained) (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the

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Prospectus, (ii) by the National Association of Securities Dealers, Inc. (the
"NASD"), and (iii) by the Nasdaq Stock Market, Inc.

     (r) Non-Contravention of Existing Instruments Agreements. Neither the issue and sale of the Shares nor the consummation of the Offering or any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or will result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to (i) the charter or by-laws of the Company or the Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Subsidiary is a party or is bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its respective properties.

     (s) No Defaults or Violations. Neither the Company nor the Subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or is bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its respective properties.

     (t) No Actions, Suits or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary or any of its respective property is pending or threatened. Except as otherwise as disclosed in the Prospectus, no officer or director of the Company nor any person for whom the Company is or may be vicariously liable has any claim outstanding against them or is engaged in or has been engaged in any legal or arbitration or similar proceedings which, individually or collectively, are of material importance and no such legal or arbitration or similar proceedings are threatened or pending nor, to the best of the knowledge, information and belief of the Company's directors, are there any circumstances which are likely to give rise to any such legal or arbitration or similar proceedings. For this purpose "similar proceedings" includes any civil or criminal proceedings and any action by any governmental, public or regulatory authority (including any investment exchange and any authority or body which regulates investment business or takeovers or which is concerned with mergers or taxation matters) which did or could result in public censure.

     (u) All Necessary Permits, Etc. Each of the Company and the Subsidiary possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as is necessary to conduct its business, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit.

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     (v) Title to Properties. Each of the Company and the Subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements of the Company and the Subsidiary referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects. The real property, improvements, equipment and personal property held under lease by the Company or the Subsidiary, as the case may be, are held under valid and enforceable leases.

     (w) Tax Law Compliance. Each of the Company and the Subsidiary has filed all necessary federal, state and foreign income, franchise and other applicable tax returns and has paid all taxes required to be paid by such entity and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the financial statements of the Company and the Subsidiary referred to in Section 1(i) above in respect of all federal, state and foreign income, franchise and other applicable taxes for all periods as to which the tax liability of the Company and the Subsidiary has not been paid. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or the Subsidiary.

     (x) Intellectual Property Rights. Each of the Company and the Subsidiary own or possess adequate rights to use all patents, patent applications, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus; the expiration of any patents, patent applications, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; neither the Company nor the Subsidiary has received any notice of, nor has knowledge of, any infringement of or conflict with asserted rights of the Company or the Subsidiary by others with respect to any patents, patent applications, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and neither of the Company nor the Subsidiary has received any notice of, nor has knowledge of, any infringement of or conflict with asserted rights of others with respect to any patents, patent applications, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights. There is no claim being made against the Company or the Subsidiary regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. Each of the Company and the Subsidiary do not, in the conduct of its business as now conducted or proposed to be conducted, in each case as described in the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or the Subsidiary.

     (y) No Transfer Taxes or Other Fees. There are no stamp or transfer taxes or other similar fees or charges under Federal law or the laws of any country or any state or county, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

     (z) Company not an "Investment Company." The Company has been advised by Morgan, Lewis & Bockius LLP of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (aa) Insurance. Each of the Company and the Subsidiary are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company or the Subsidiary, as the case may be, against product liability, clinical trial liability, theft, damage, destruction, acts of vandalism and earthquakes and general liability, directors and officers liability and key man life insurance for each of Morris Laster and Shmuel Ben-Sasson. The Company has no reason to believe that it or the Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor the Subsidiary has been denied any insurance coverage, which it has sought or for which it has applied.

     (bb) Labor Matters. No labor disturbance by the employees of the Company or the Subsidiary exists or is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary's principal suppliers that might be expected to result in a Material Adverse Change.

     (cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

     (dd) Lock-Up Agreements. The persons listed on Schedule C have signed an agreement substantially in the form attached hereto as Exhibit A-1 (the "12-Month Lock-up Agreement"). The persons listed on Schedule D have signed an agreement substantially in the form attached hereto as Exhibit A- 2 (the "Six-Month Lock-up Agreement" and collectively with the 12-Month Lock-up Agreement, the "Lock-Up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby.

     (ee) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Prospectus that have not been described as required.

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

     (ff) Officers' Certificates. Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     (gg) No Unlawful Contributions or Other Payments. Neither the Company, nor the Subsidiary, nor any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

     (hh) ERISA Compliance. Each of the Company and the Subsidiary and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Subsidiary or their "ERISA Affiliates" (as defined below) is in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or the Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfounded benefit liabilities" (as defined under ERISA). Neither the Company, the Subsidiary nor any of their ERISA Affiliates has incurred, or reasonably expects to incur, any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (ii) Brokers and Finders. Other than as expressly provided for by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (jj) Working Capital. The cashflow and working capital projections prepared by the Company to support the statements contained in the Prospectus, including those statements in paragraph 7 under the heading "Additional Information for the Alternative Investment Market" have been prepared with all due care and attention by the Company and its directors on the basis of the assumptions set out in such projections and such assumptions are fair and reasonable and there are no facts known or which could on reasonable enquiry have been known to the Company or its directors which have not been taken into account in the preparation of such projections and which could reasonably be expected to have an effect thereon and all information supplied to the Representatives for the purpose of their examination and review of the working capital projections of the Company was when given and remains true and accurate in all material aspects and not misleading in any material respect. In light of the Company's available bank and other facilities and the proceeds of the Offering the Company will have sufficient working capital for its present and reasonably foreseeable future requirement.

     (kk) Y2K. There are no Y2K issues related to the Company or any of its subsidiaries that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act or by the Exchange Act which have not been accurately described in all material respects in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any Material Adverse Change or that might materially affect their properties, assets or rights.

     (ll) Environmental Laws. (i) The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not reasonably be expected to result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement or the Prospectus, (iii) the Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws and (iv) to the knowledge of the Company, no property that is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

     (mm) Periodic Review of Costs of Environmental Compliance. The Company has conducted reviews of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiary, in the course of which it has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

     Section 2. Purchase, Sale and Delivery of the U.S. Shares and the
                International Shares.

     (a) The Firm Shares. The Company agrees to issue and sell to the several U.S. Underwriters and agrees to issue and sell to the International Underwriter or to persons nominated by the International Underwriter the U.S. Firm Shares and the International Firm Shares, respectively, upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth,
(i) the several U.S. Underwriters agree, severally and not jointly, to purchase from the Company the respective number of U.S. Firm Shares set forth opposite their names on Schedule A hereto, and (ii) the International Underwriter agrees to purchase from the Company or procure placees to purchase from the Company the number of International Firm Shares set forth opposite its name on Schedule B hereto. The purchase price per U.S. Firm Share to be paid by the several U.S. Underwriters to the Company shall be $______/(Pounds)______ (the "Offer Price"). The purchase price per Firm Shares to be paid by the International Underwriter shall be the Offer Price, and by persons nominated by the International Underwriter shall be $_____/(Pounds)______ (the "Placing Price").

     (b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 10:00 a.m. New York time, at the offices of Morgan, Lewis & Bockius LLP, New York, New York (or at such other place as may be agreed upon among the Representatives and the Company), on the fifth (5th) business day following the first day that the Shares are traded (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "First Closing Date;" provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Sections 2(g) and 3(e) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representatives.

     (c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of ___ Option Shares from the Company at the Offer Price. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the U.S. Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives, and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased,
(i) each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as determined by the Representatives) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A or B, as the case may be, opposite the name of such Underwriter bears to the total number of Firm Shares, and (ii) the Company agrees to sell the number of Option Shares which the Representatives shall specify upon exercise of the option as set forth in the paragraph "Introductory" of this Agreement. The Representatives may cancel its option at any time prior to their expiration by giving written notice of such cancellation to the Company.

     (d) Public Offering of the Shares. The U.S. Representatives hereby advise the Company that the U.S. Underwriters intend to offer for sale to the public, as described in the

Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the U.S. Representatives, in their sole judgment, have determined is advisable and practicable.

     (e) Payment for the Shares. Payment for the Firm Shares shall be made at the First Closing Date (and, if applicable, payment for the Option Shares shall be made at the Second Closing Date) by wire transfer in immediately available funds to the order of the Company. The International Underwriter shall be entitled to deduct and retain for its own benefit a commission of ___ percent of the aggregate value of the Placing Price of the Firm Shares bought by persons procured by it pursuant to Section 2(a) above. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. The Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such defaulting Underwriter from any of its obligations under this Agreement.

     (f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 noon on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request. The Company shall deliver two copies of the Prospectus to the Registrar of Companies in England and Wales as required by Regulation 4(2) of the Pos Regs within one business day following the effective date of the Registration Statement.

     (h) Stabilization. In connection with the distribution of the Shares, the Representatives on behalf of the Underwriters may, to the extent permitted by applicable laws, regulations and the rules of the Commission and the Financial Services (Conduct of Business) Rules 1990 as amended by the Financial Services (Conduct of Business) Rules 1994, over-allot and effect transactions in the Shares in any over-the-counter market or otherwise, with a view to stabilizing or maintaining the market price of the Shares at a level other than that which might otherwise prevail in the open market, but in doing so, the Representatives shall, as between the Underwriters on the one hand and the Company on the other hand, act as principal and not as agent for the Company and any loss resulting from over-allotment or stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Representatives on behalf of the Underwriters. The Representatives shall act as stabilization agent in connection with actions taken in accordance with this paragraph (i).

     Section 3. Covenants of the Company.

     The Company further covenants and agrees with each Underwriter as follows:

     (a) Registration Statement Matters. The Company will (i) use its best efforts to cause a registration statement on Form 8-A (the "Form 8-A Registration Statement") as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to become effective simultaneously with the Registration Statement, (ii) use its best efforts to cause the Registration Statement to become effective and, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act, and (iii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

     (b) Securities Act Compliance. The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of either of the Prospectus or of the institution of any proceedings for that purpose and will promptly provide them with copies of all correspondence including summaries of all oral correspondence. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

     (d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. The Company will comply with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, the Pos Regs and the Rules of the London Stock Exchange, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If prior to the Second Closing Date any event shall occur which does or may constitute a significant change or new matter for the purposes of Regulation 10 of the Pos Regs, the Company shall notify the Representatives forthwith upon the Company becoming aware of the same, and without prejudice to Section 9 of this Agreement shall procure that any such change or new matter shall be dealt with in accordance with the Securities Act and the Exchange Act and the rules and regulation of the Commission thereunder, Pos Regs and the Rules of the London Stock Exchange, and shall prepare and file with the Commission and the Registrar of Companies in England and Wales, and furnish at its own expense to the Underwriters and to dealers an appropriate amendment to the Registration Statement or supplement to such Prospectus so that such Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Prospectus will comply with all applicable laws and regulations. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

     (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

     (f) Notice of Subsequent Events; Public Statements.

          (i) During the Offering and for a period of 25 days thereafter, the Company shall obtain the written consent of the Representatives prior to making any public presentations, statements or announcements regarding the Company or its affiliates or any terms of the Offering. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the opinion of the Representatives, the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of either of the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

          (ii) The Company hereby undertakes to the Representatives for itself and on behalf of the Underwriters that the Company will use all reasonable endeavors to procure that the Company will, during the period from the date hereof until (and including) the publication of the audited accounts of the Company for the quarter ending March 31, 2001:

          (1) notify the Representatives in advance of, and discuss with the Representatives both the content and timing and manner of making or dispatch of, any announcement concerning the financial position or affairs of the Company or the Subsidiary or any announcement of profits or losses and dividends in respect of any financial period or part thereof and discuss with the Representatives any other material information which is likely to affect the general character or nature of the business of any member of the Company, the Subsidiary or may be necessary to be made known to the public in order to enable the Shareholders and the public to appraise the position of the Company and to avoid the establishment of a false market in its securities;

          (2) forward to the Representatives for their review all proofs or drafts of all documents proposed to be dispatched to holders of the Company's securities and all press announcements; and

          (3) notify the Representatives forthwith of any proposal to make any material alteration, revision or release in respect of any of the service agreements of the Company's officers or directors and of any material breach of any covenant, undertaking or warranty in any such agreement by any officer or director and consult with the Representatives prior to taking any action with regard to the foregoing.

     (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

     (h) Transfer Agent and Registrar. The Company shall engage and maintain, at its expense, registrars and transfer agents for the Common Shares both in the United States and in the United Kingdom.

     (i) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2001 that satisfies the provisions of Section 11(a) of the Securities Act.

     (j) Nasdaq Reporting Obligations. The Company shall file, on a timely basis, with Nasdaq all reports and documents required to be filed under the Exchange Act or the rules and regulations of Nasdaq.

     (k) Agreement Not to Offer or Purchase or Sell Additional Securities. The Company will not, without the Representatives' prior written consent, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any Common Shares or any securities convertible into, or exchangeable for, Common Shares other than the Shares; provided, however, that the Company may (i) issue and sell Common Shares pursuant to any employee stock option plan of the Company in effect at the date of the Prospectus and described in the Prospectus so long as none of those shares may be transferred, the options are granted or issued at an exercise price not less than the fair market value of the Common Shares on the date of grant and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Shares, and (ii) issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus. The Company will not, without the Representatives' prior written consent, purchase or contract to purchase or enter into any transaction which is designed to, or could be expected to, result in the acquisition, directly or indirectly, of any Common Shares or any securities convertible into or exchangeable for Common Shares. These restrictions terminate after the close of trading of the Shares on the 90th day of (and including) the day the Shares commenced trading on Nasdaq.

     (l) Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     (m) Regulatory Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act. Following the Offering, the Company shall use its best efforts to continue to comply with the rules and regulations of the Commission, Nasdaq and AIM, and the Pos Regs.

     (n) Management and Directors. It is the Company's current intention that the management, as disclosed in the Registration Statement, will continue to be in place after the Offering for a reasonable period of time. Additionally, the Company will maintain a professional board of directors that will include at least two outside directors and complies with the Commission's Release No. 34-42266. The Representatives acknowledge that the Company's board of director as it exists on the date hereof meets this requirement.

     (o) Future Advertisements. The Company agrees that the Representatives have the right to place advertisements in financial and other newspapers and journals at their own expense describing their services to the Company hereunder.

  Section 4.  Conditions of the Obligations of the Underwriters.

     The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, on the Second Closing Date, shall be subject to (i) the accuracy of the representations and warranties on the part of the Company set forth in
Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, (ii) the timely performance by the Company of its covenants and other obligations hereunder, and (iii) each of the following additional conditions:

     (a) Compliance with Registration Requirements; No Stop Order, No Objection from the NASD. The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by the Representatives; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' counsel; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date on the Second Closing Date, as the case may be, there shall not have been any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representatives, is material and adverse or that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

     (d) Opinion of Counsel for the Company. (i) You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Morgan, Lewis & Bockius, LLP, counsel for the Company, substantially in the form of Exhibit B attached hereto, dated the First Closing Date, or the Second Closing Date, as the case may be, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

     (ii) Counsel rendering the opinion contained in Exhibit B may rely as to questions of law not involving the laws of the United States, the State of Delaware or the State of New York upon opinions of local counsel reasonably acceptable to the Representatives, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' counsel.

     (e) Opinion of Intellectual Property Counsel for the Company. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Pennie & Edmonds LLP, patent counsel for the Company, substantially in the form of Exhibit C hereto, dated the First Closing Date or the Second Closing Date, as the case may be. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

     (f) Accountants' Comfort Letter. You shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Somekh Chaikin addressed to the U.S. Representatives and the International Underwriter, dated the First Closing Date, or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company and the Subsidiary within the meaning of the Securities Act and the applicable published rules and regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as the case maybe, (A) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (B) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the

Subsidiary considered as one enterprise, from that set forth in the Registration Statement or Prospectus. The Original Letter shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (A) represent, to the extent true, that they are independent certified public accountants with respect to the Company and its subsidiaries, within the meaning of the Securities Act and the applicable published rules and regulations thereto and (B) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of December 31, 1999 and 1998 and related consolidated statements of operations, shareholders' equity, and cash flows for the three years ended December 31, 1999. In addition, you shall have received from Somekh Chaikin a letter addressed to the Company, and made available to the Underwriters for the use of the Underwriters, stating that their review of the Company's systems of internal accounting controls, to the extent they are deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 1999 and 1998, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

     (g) Officers' Certificate. You shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriters shall be satisfied that:

          (i) The representations and warranties of the Company in this Agreement are true and correct, as made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

          (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all information required to be included therein by the Securities Act, and the applicable rules and regulations of the Commission thereunder, the Pos Regs and the Rules of the London Stock Exchange and conformed in all respects to the requirements of the Securities Act, and the applicable rules and regulations of the Commission thereunder, the Pos Regs and the Rules of the London Stock Exchange, (A) the Registration Statement and any amendments thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit the statement of material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary considered as one enterprise, (b) any transaction involving the Company and the Subsidiary, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, incurred by the Company or the Subsidiary, except obligations incurred in the ordinary course of business consistent with past practices, (d) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiary, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or the Subsidiary which has been sustained or will have been sustained.

     (h) Lock-up Agreement from Certain Stockholders of the Company. The Company shall have obtained and delivered to you agreements, substantially in the form of Exhibit A-1, attached hereto from the persons listed in Schedule C attached hereto, and agreements, substantially in the form of Exhibit A-2, from the persons listed on Schedule D which is annexed hereto.

     (i) Stock Exchange Listing. The Shares shall have been approved for inclusion on Nasdaq, subject only to official notice of issuance, and AIM has agreed to admit the Common Shares, that are issued and are to be issued pursuant to the Offering, to the Official List of AIM.

     (j) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of the Prospectus.

     (k) Opinion of Counsel for the Underwriters. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Baer Marks & Upham LLP, counsel for the Underwriters, substantially in the form of Exhibit D hereto. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

     (l) Insurance. The Company shall acquire and maintain a reasonable amount of director and officer liability insurance (provided that such insurance can be obtained at a reasonable cost as determined by the Company and the Representatives) from a responsible insurer, all satisfactory to the Representatives, prior to the effectiveness of the Registration Statement. The Company shall obtain key man life insurance for each of Morris Laster and Shmuel Ben-Sasson in the amount of $2 million per person.

     (m) Deliveries to the Representatives. The Company shall deliver to the Underwriters the following documents:

          (i) three original signed copies of the Expert's Report of PA Strategy Partners Ltd and the Patent Agent's Report of Gill Jennings & Every;

          (ii) three original signed copies of the written consent of Somekh Chaikin to the inclusion in the Prospectus of the Report set out on pages F-1 to F-21 of the Prospectus and to their name in the form and context in which they are included;

          (iii) three original signed responsibility statements and powers of attorney executed by each director of the Company in the form previously approved by the Representatives;

          (iv) three original signed copies of the nominated advisor's agreement and the nominated broker's agreement;

          (v) one certified copy of each of the employment agreements described in the Prospectus under the caption;

          (vi) three original signed copies of a letter from Somekh Chaikin confirming the accuracy of certain financial information contained in the Prospectus;

          (vii) three original signed copies of a letter from the Company addressed to the Representatives confirming that the working capital available to the Company is sufficient for its present requirements in the agreed form;

          (viii) three original letters, referencing paragraph 16.30 of the Rules of the London Stock Exchange, from each of the Company, Morgan, Lewis & Bockius LLP, Somekh Chaikin, PA Strategy Partners Ltd. and Gill Jennings & Every; and

          (ix) three original signed copies of the written consent of PA Strategy Partners Ltd. to the inclusion in the Prospectus of their report set out on pages A- 1 to A-14 of the Prospectus.

     (n) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, and in order for them to determine the accuracy of any of the representations and warranties and the satisfaction of any of the conditions or agreements herein contained.

     If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses),
Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and

Section 12 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

  Section 5.  Payment of Expenses.

     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and expenses incurred by the Company and the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale in the U.S. under the state securities or blue sky laws or the securities laws, including any Blue Sky fees of the Underwriters' counsel in an amount not to exceed $10,000, and applicable laws in the U.K.,
(viii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on Nasdaq and AIM, (x) all expert reports related to the listing of the Common Shares on AIM or as otherwise required by the Representatives (including those reports prepared by PA Consulting Group and Gill, Jennings & Every), (xi) the costs of preparing up to eight bound volumes of the Offering documents for the Representatives and their counsel, (xi) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," and (xii) all other fees, costs and expenses referred to in Item 12 and Item 13 of Part II of the Registration Statement. All fees shall be payable together with all value added tax thereon, if any.

  Section 6.  Reimbursement of Underwriters' Expenses.

     If this Agreement is terminated by the Representatives pursuant to Section 4, Section 8 or Section 9, or if the sale to the Underwriters of the Shares is not consummated, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of- pocket expenses (and any related value added tax) that shall have been reasonably incurred by the Representatives and the other Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, including Blue Sky legal fees not to exceed $10,000, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges, provided, however, that the Company's obligation for reimbursement hereunder shall be limited to an aggregate of $600,000.

  Section 7.  Indemnification and Contribution.

     (a) Indemnification of the Underwriters. (i) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), including, without limitation, such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including without limitation, statements communicated to securities analysts employed by the Underwriters; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final non-appealable judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2(g) and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. The indemnity agreement set forth in this
Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Information Provided by the Underwriters. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters (including the Representatives) have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 7(b) and Section 12), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) Contribution. (i) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such party on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or its "control" stockholders on the one hand, or the Underwriters on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (ii) The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party. All sums payable to any indemnified party under this Section 7 shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the person making payment shall pay such additional amount as shall be required to ensure that the net amount received by the indemnified party will equal the full amount which would have been received by it had no such deduction or withholding been made. If the United Kingdom Inland Revenue or any other taxing authority in any jurisdiction brings into any charge to tax (or into any computation of income, profits or gains for the purposes of any charge to tax) any sum payable to any indemnified party under this Section 7 then the amount so payable shall be grossed up by such amount as will ensure that after deduction of the taxation so chargeable there shall remain a sum equal to the amount that would otherwise be payable (additional payments being made on demand as may be necessary).

     (h) Survival. The indemnity and contribution agreements contained in this
Section 7 of this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, or (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     (i) Acknowledgments of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act, the Exchange Act and the Pos Regs.

  Section 8.  Default of One or More of the Several Underwriters.

     (i) If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A and Schedule B hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party other than the defaulting Underwriter, except that the provisions of Sections 5, 6, 7, 10 and 12 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     (ii) As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

  Section 9.  Termination of this Agreement.

     This Agreement may be terminated by the Representatives by notice given to the Company if: (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission, Nasdaq, the London Stock Exchange or AIM, or trading in securities generally on either Nasdaq, AIM, the London Stock Exchange or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the NASD, the New York Stock Exchange or otherwise; (ii) a general banking moratorium shall have been declared by any of federal or State of New York or U.K. authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, the U.K. or international financial markets, or any substantial change or development involving a prospective change in the political, financial or economic conditions of the United States, the U.K. or internationally, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business or operations of the Company regardless of whether or not such loss shall have been insured; or (b) in the case of any of the events specified in Section 9(i) through (v), such event singly or together with any other event, makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of (x) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5, 6, 7 and 10 hereof, (y) any Underwriter to the Company or any person controlling the Company, or (z) of any party hereto to any other party except that the provisions of Sections 5, 6, 7 and 10 shall at all times be effective and shall survive such termination.

  Section 10.  Pre-Offering Transaction Involving the Company; Break-Up Fee.

     If (i) the Offering does not proceed and (ii) the Company is acquired, merges or sells all or substantially all of its assets or otherwise effects a corporate reorganization or other business combination or extraordinary corporate transaction, including a private or public financing (collectively, a "Transaction") on or prior to September 30, 2000, then the Company shall promptly pay to the Representatives a breakup fee equal to $150,000 in the aggregate (and any related value added tax) in immediately available funds. Such $150,000 fee shall be payable as follows: 55% shall be payable to the International Underwriter and 45% shall be payable to the U.S. Lead Manager. Such cash fee will be in addition to reimbursement by the Company of all fees and expenses of the Underwriters (without giving effect of the limitations contained in Section 6 above). If, however, one of the Representatives is engaged by the Company as its exclusive financial advisor in connection with a Transaction on terms satisfactory to the Representatives, the portion of the fee that is payable to such Representative as described immediately above will be deducted from the fees paid to the Representative in connection with such new engagement.

  Section 11.  Value Added Tax.

     (a) Where, pursuant to this Agreement, a sum (a "Relevant Sum") is to be paid or reimbursed to the Representatives in respect of any cost or expense paid or incurred by the Representatives and that cost or expense includes an amount in respect of value added tax (the "VAT Element"), the Company shall pay an amount to the Representatives in respect of the VAT Element that shall be determined as follows:

          (i) if the Relevant Sum constitutes for value added tax purposes payment to the Representatives for the supply by it of goods or services to the Company, a sum equal to the proportion of the VAT Element that the Representatives certify as representing irrecoverable input tax in the hands of the Representatives, that certificate to be conclusive except in the case of manifest error; and

          (ii) if the Relevant Sum constitutes for value added tax purposes the reimbursement of a cost or expense incurred by the Representatives as agent, for the Company, a sum equal to the whole of the VAT Element, and where a sum equal to the VAT Element has been reimbursed to the Representatives under paragraph (ii) above, the Representatives shall provide the Company with a proper tax invoice in respect of the supply to which the Relevant Sum relates, that is to say a tax invoice naming the Company as the recipient of the supply and issued either by the Representatives or, if the Representatives have treated the relevant cost or expense as a disbursement for value added tax purposes, by the person making the supply.

     (b) If the performance by the Representatives of any of their obligations under this Agreement shall represent for value added tax purposes the making by the Representatives of any supply of goods or services to the Company that is taxable at a positive rate, the Company shall pay to the Representatives, in addition to the amounts otherwise payable by the Company to the Representatives pursuant to this Agreement (including, without limitation, amounts payable by the Company to the Representatives pursuant to clause (a), above, an amount equal to the value added tax chargeable on any such supply, that payment to be made within seven days of the Representatives requesting the same and against production by the Representatives of a proper tax invoice.

  Section 12.  Representations and Indemnities to Survive Delivery.

     The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

  Section 13.  Notices.

     All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by a nationally recognized overnight delivery service or telecopied and confirmed to the parties hereto as follows:

     If to the Representatives:

     Roth Capital Partners, Inc.
     12626 High Bluff Drive
     Suite 370
     San Diego, California 92130
     Telephone:        (858) 720-3660
     Facsimile:        (858) 720-9081
     Attention: Lisa Walters-Hoffert, Managing Director

     Gruntal & Co., L.L.C.
     One Liberty Plaza
     New York, NY  10006-1487
     Telephone:  (212) 820-8341
     Facsimile:  (212) 820-8335
     Attention:  Roger C. Kahn, Senior Managing Director

     WestLB Panmure Limited
     New Broad Street House
     35 New Broad Street
     London EC2M 1SQ
     United Kingdom
     Telephone:        +44 207 860 3645
     Facsimile:        +44 207 860 1376
     Attention: Chris Collins, Managing Director

     with a copy to:

     Baer Marks & Upham LLP
     805 Third Avenue
     20th Floor
     New York, New York 10022
     Telephone:        (212) 702-5700
     Facsimile:        (212) 702-5941
     Attention:        Steven S. Pretsfelder, Esq. and
                       Jonathan J. Russo, Esq.

     If to the Company:

     Keryx Biopharmaceuticals, Inc.
     216 Jaffa Road
     Sha' arei Ha'ir
     Jerusalem
     94383  Israel
     Telephone:        +972 (2) 537 4997
     Facsimile:        +972 (2) 671 8946
     Attention:        Bob Trachtenberg, Esq.

     with a copy to:

     Morgan, Lewis & Bockius LLP
     101 Park Avenue
     45th Floor
     New York, NY  10178-0060
     Telephone:        (212) 309-6000
     Facsimile:        (212) 309-6273
     Attention:        Robert G. Robison, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

  Section 14. Successors.

     This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors and assigns, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

  Section 15. Partial Unenforceability.

     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

  Section 16. Governing Law Provisions.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

     (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (a "Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

  Section 17. General Provisions.

     This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        [The remainder of this page has been intentionally left blank.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                         Very truly yours,

                                         KERYX BIOPHARMACEUTICALS, INC.


                                         By:__________________________________
                                            Morris Laster, M.D.
                                            Chief Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.


On their behalf and on behalf of each of the several U.S. Underwriters named in Schedule A hereto.

BY:  ROTH CAPITAL PARTNERS, INC.                 On its own behalf:


By:  __________________________________          BY:  WEST LB PANMURE LIMITED
     Lisa Walters-Hoffert
     Managing Director
                                                 By:___________________________
                                                      C.I. Collins
BY:  GRUNTAL & CO., L.L.C.                            Managing Director


     By:________________________                 By:___________________________
     Roger C. Kahn                                       J. Ronald Openshaw
     Senior Managing Director                            Executive Director

                                   Schedule A


                                                   NUMBER OF U.S. FIRM
                U. S. UNDERWRITERS                SHARES TO BE PURCHASED
                ------------------                ----------------------

ROTH CAPITAL PARTNERS, INC................
GRUNTAL & CO., L.L.C......................


     Total................................

                                   Schedule B



                                                    NUMBER OF INTERNATIONAL
                                                        FIRM SHARES TO BE
             INTERNATIONAL UNDERWRITER                      PURCHASED
             -------------------------                      ---------

WESTLB PANMURE LIMITED..................................

     Total..............................................

                                   Schedule C

                Persons to Enter into 12-Month Lock-Up Agreement

    Lindsay A. Rosenwald                                 Morris Laster
    Paramount Capital, Inc.                              Ira Weinstein
    Paramount Capital Investments, LLC                   Bob Trachtenberg
    Peter M. Kash                                        Michael Spero
    Mark C. Rogers                                       Benjamin W. Corn
    Shmuel Ben-Sasson                                    Wayne Rothbaum
    Mark A. Rachesky                                     S. Leslie Misrock

                                   Schedule D

                Persons to Enter into Six-Month Lock-up Agreement

    David Tannen                                 Robert I. Falk
    Wayne Rubin                                  Yitzchak Dankner
    John Knox                                    Uzi Zucker
    Children's Medical Center Corporation        Caxton Select I
    N Shellac                                    Daisy Way Limited
    S Green                                      Diversified Investment Fund
    Banque SCS Alliance SA                        Limited
    Beacon Global Advisors Private Equity        Irwin Kessler
     Fund, Ltd.                                  Pretac Investors LLC
    Drax Holdings, L.P.                          Renato Negrin
    Goodsmith Partners                           Ronald Beck
    Gregory F. Kiernan                           Sonostar Ventures, LLC
    J.F. Shea Co., Inc. as Nominee 1999-117      The Holding Company
    Keys Foundation                              The Kiernan Family Trust
    Nomura Bank (Switzerland) Ltd.

                                   Exhibit A-1

                           12-Month Lock-Up Agreement

                                DATED        2000
                                -----------------




                               (1) THE COVENANTORS

                                       and

                        (2) ROTH CAPITAL PARTNERS, INC.

                                       and

                           (3) WEST LB PANMURE LIMITED




                     ---------------------------------------

                           ORDERLY MARKETING AGREEMENT
                  IN RELATION TO KERYX BIOPHARMACEUTICALS, INC.
                    ----------------------------------------




                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 020-7638 1111
                               Fax: 020-7972 7990


                                MCJ/PXR/O51W00027

THIS AGREEMENT is made on _________, 2000

BETWEEN:

(1) THE SEVERAL PERSONS whose names are set out in the schedule hereto (the "Covenantors"); and

(2) Roth Capital Partners, Inc. whose registered office is at 24 Corporate Plaza, Newport Beach, California 92660, and West LB Panmure Limited, whose registered office is at New Broad Street House, 35 New Broad Street, London EC2M 1SQ, as representatives of the Underwriters (collectively the "Representatives").

WHEREAS:-

(A) The Company wishes to raise additional funds by the issue of shares of its common stock for cash and desires to obtain the admission to trading on the Nasdaq National Market and the Alternative Investment Market of its share capital in issue and to be issued pursuant to the IPO.

(B) The Covenantors are the registered holders of the Shares and/or options set against their respective names as set out in columns 2 and 3 of schedule 1.

(C) The Covenantors have agreed with the Representatives to enter into certain restrictions with regard to the disposal by them of the Shares and interests in shares in the Company held by them.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION


The following provisions of this clause shall have effect for the interpretation of this Agreement.


The following words and expressions shall, unless the context otherwise requires, have the following meanings:

          "Admission" means admission to trading on the Alternative Investment Market and the Nasdaq National Market of the share capital of the Company in issue and to be issued pursuant to the IPO;

          "Alternative Investment Market" means the Alternative Investment Market of the London Stock Exchange;

          the "Company" means Keryx Biopharmaceuticals, Inc.;

          "immediate family" means spouse, lineal descendants, father, mother, brother or sister;

          "IPO" means the initial public offering of the Shares;

          "London Stock Exchange" means London Stock Exchange Limited;

          "Shares" means shares of common stock of par value $0.001 each in the capital of the Company; and

          "Underwriters" means those persons who are to act as underwriters to the IPO.


Terms used in this agreement which are defined in the Companies Act 1985 shall bear the same meanings herein.


RESTRICTIONS


In consideration of the Representatives procuring the Admission, each of the Covenantors hereby severally undertakes to the Representatives not, at any time prior to the first anniversary of the date of Admission, to dispose of, or agree to dispose of, directly or indirectly, any Shares or any interest in any Shares in which it has a beneficial interest or which are registered in its name at the date hereof or any Shares resulting from the exercise of options or warrants issued by the Company or any securities convertible into or exercisable for, or any rights to purchase or acquire Shares, whether now owned or hereinafter acquired.

           In this clause 2.1 "dispose" includes mortgaging, pledging, charging, assigning, offering, selling, contracting to sell, hypothecating, transferring or otherwise disposing directly or indirectly.


The provisions of clause 2.1 shall not apply to:


an acceptance of an offer for the entire issued share capital of the Company or the giving of an irrevocable undertaking to accept an offer for the entire issued share capital of the Company (in either case excluding Shares already held by the offeror) which has either been recommended for acceptance by the directors of the Company or has become unconditional as to acceptances;


transfers to a personal representative on the death of a Covenantor;


transfers pursuant to an intervening court order;


transfers by Covenantor to his or her immediate family or to a trust the beneficiaries of which are exclusively that Covenantor and/or a member or members of his or her immediate family;

transfers by Covenantor to its parent undertaking or another subsidiary undertaking of such parent undertaking,

          PROVIDED ALWAYS that in the event of transfers permitted by paragraphs
          (d) and (e) above, prior to any such transfer each transferee shall execute an agreement satisfactory to the Representatives agreeing to hold such Shares or interest in Shares subject to the terms of this agreement, and in the case of a transfer permitted by paragraph (e) above, additionally agreeing to transfer the Shares or interest in Shares back to the relevant Covenantor upon the transferee ceasing to be the holding company of, or another subsidiary undertaking of the holding company of, that Covenantor.


EFFECT OF UNAUTHORIZED TRANSFERS

          Any purported transfer of any Shares or other securities in violation of clause 2 hereof (an "Unauthorized Transfer") will be null and void. The Company will not be required to register, recognize or give effect to any Unauthorized Transfer and the purported transferee of any securities or any interest therein pursuant to an Unauthorized Transfer will not acquire any rights in such securities. The Company may issue stop transfer or similar instructions to the transfer agent for its Shares covering all such securities, but shall not be required to do so.



COUNTERPARTS

          This agreement may be executed in any number of counterparts which together shall constitute one agreement.


GOVERNING LAW AND JURISDICTION


This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.


Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no rights or benefits expressly or impliedly conferred by it shall be enforceable under that Act against the parties to it by any other person.

AS WITNESS whereof this agreement has been executed on the date first above written.

                                   SCHEDULE 1
                                 The Covenantors


          (1)                        (2)                          (3)

          Name                   Shares held                 Options held

     Morris Laster                                             1,014,733
     Benjamin Corn                  52,684
     Ira Weinstein                 113,413
    Bob Trachtenberg               113,413
  Lindsay A. Rosenwald            3,878,356                     120,176
       Peter Kash                  578,500                      75,000
 Paramount Capital Inc.            166,990
        M Rogers                   108,500
      S Ben Sasson                 268,512
     Mark Rachesky                  85,900                      40,000
        M Spero                     86,622
     Wayne Rothbaum                                             40,000
     Leslie Misrock                                             40,000

Signed by MORRIS LASTER in the presence of:-      )
                                                  )
                                                  )
                                                  )
                                                  )



Signed by BENJAMIN CORN in the presence of:-      )
                                                  )
                                                  )
                                                  )
                                                  )



Signed by IRA WEINSTEIN in the presence of:-      )
                                                  )
                                                  )
                                                  )
                                                  )



Signed by BOB TRACHTENBERG  in the presence of:-  )
                                                  )
                                                  )
                                                  )
                                                  )



Signed by LINDSAY A. ROSENWALD in the presence    )
of:-                                              )
                                                  )
                                                  )
                                                  )



Signed by PETER KASH in the presence of:-         )
                                                  )
                                                  )
                                                  )
                                                  )

                                   Exhibit A-2

                           Six-Month Lock-up Agreement



Roth Capital Partners, Inc.,
As Representative of the Several U.S. Underwriters
         - and -
WestLB Panmure Limited,
As the International Manager

Re:  Lock-up Agreement in Respect to Keryx Biopharmaceuticals, Inc.
     --------------------------------------------------------------

Ladies and Gentlemen:

     The undersigned officer, director, and/or shareholder (the "Shareholder") of Keryx Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), wishes to facilitate the initial public offering (the "Offering") of shares of common stock of the Company. The Shareholder recognizes that the Offering will be of benefit to the Company and the Shareholder.

     To induce you, as the representative and/or the manager (collectively, the "Representatives") of the underwriters of the Offering (collectively, the "Underwriters"), to enter into an underwriting agreement with the Company (the "Underwriting Agreement") relating to the Offering and to induce you and the Underwriters to complete the purchase of the shares of common stock pursuant to such Underwriting Agreement, the Shareholder hereby agrees with the Underwriters as follows:

     1. During the term of this Agreement, as specified in paragraph 3 hereof, the Shareholder will not, directly or indirectly, offer, sell, contract to sell, pledge, hypothecate or otherwise dispose of any shares of the Company's common stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, shares of the Company's common stock or the beneficial ownership thereof, whether now owned or hereinafter acquired (collectively the "Subject Securities"), without your prior written consent as Representatives of the Underwriters. Notwithstanding the foregoing, (i) if the undersigned is an individual, he or she may transfer any shares of common stock or securities convertible into or exchangeable or exercisable for the Company's common stock either during his or her lifetime or on death by will or intestacy to his or her immediate family; (ii) if the undersigned is an entity, such entity may transfer any securities of the Company to (a) a beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such entity, in accordance with such beneficial owner's pro rata interest in such entity, or (b) an entity, the beneficial owner or owners of which are exclusively the beneficial owner or owners of the transferor entity and/or a member of his or her immediate family, (iii) the undersigned may make dispositions of common stock as bona fide gifts with the prior written consent of the Representatives, (iv) the undersigned may make dispositions of common stock in connection with any merger, tender offer or other change of control transaction involving the Company, and (v) the undersigned may sell or transfer shares acquired in open market transactions after completion of the Offering, provided, however, that prior to any such transfer under clauses (i), (ii) or (iii) above, each transfer shall execute an agreement, satisfactory to the Representatives, pursuant to which each transferee shall agree to receive and hold such shares of common stock, or securities convertible into or exchangeable or exercisable for the common stock, subject to the provisions hereof.

     2. Any purported transfer of any Subject Securities in violation of paragraph 1 hereof (an "Unauthorized Transfer") will be null and void. The Company will not be required to register, recognize or give effect to any Unauthorized Transfer and the purported transferee of any Subject Securities or any interest therein pursuant to an Unauthorized Transfer will not acquire any rights in such Subject Securities. The Company may issue stop transfer or similar instructions to the transfer agent for its common stock covering all Subject Securities, but shall not be required to do so.

     3. This Agreement shall become effective upon the execution hereof by the Shareholder. This Agreement shall terminate without any prior notice upon the earlier of (i) the date which is one hundred and eighty (180) days after the effective date of the Registration Statement filed by the Company with the Securities and Exchange Commission in connection with the Offering, (ii) the termination or cancellation of the Underwriting Agreement for any reason prior to the sale of the common stock to the Underwriters, (iii) the abandonment of the Offering, or (iv) December 31, 2000, if the Offering is not consummated by such date.

     4. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The Underwriters shall be entitled to all legal and equitable remedies in enforcing this Agreement, including without limitation an injunction against any sale of shares of the common stock in contravention of this Agreement. If at any time subsequent to the date of this Agreement any provision hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement.

     5. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

     6. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, personal representatives and permitted assigns of the parties hereto.

     If the foregoing correctly sets forth the agreement between the undersigned and the Underwriters, please indicate your acceptance in the space provided below for that purpose.

                                                     Very truly yours,


                                                  -----------------------------
                                                         (Signature)


                                                  -----------------------------
                                                          Print Name


                                                  -----------------------------
                                                   Print name of organization
                                                  (if other than an individual)

                                    Exhibit B

       Matters to be covered in the opinion of Morgan, Lewis & Bockius LLP

                                [To be inserted.]

                                    Exhibit C

            Matters to be Covered in Opinion of Pennie & Edmonds LLP

                                [To be inserted.]

                                    Exhibit D

          Matters to be Covered in the Opinion of Baer Marks Upham LLP

                                [To be inserted.]


                                      D-1